                                                                    Exhibit 10.2

                         AMERICAN ITALIAN PASTA COMPANY

                        INDEPENDENT CONTRACTOR AGREEMENT

     THIS  AGREEMENT  (this  "Agreement"),  dated  December  18,  2003 is by and between  American  Italian  Pasta  Company  ("AIPC"),  and David E.  Watson,  an
individual  ("Watson")  (collectively  "the parties") and supersedes any and all prior oral or written  agreements  between the parties  with respect to Watson's employment  by AIPC other than Sections 4, 5 and 6 of his  Employment  Agreement dated September 1, 2002.

                                   WITNESSETH:

     WHEREAS,  AIPC is engaged in the business of durum wheat  milling and pasta product production/marketing; and

     WHEREAS,  Watson is currently  employed by AIPC, but Watson and AIPC desire to terminate Watson's employment and AIPC desires to engage Watson to consult on strategic planning and development resources; and

     WHEREAS, Watson desires to be engaged by AIPC in the aforesaid capacity.

     NOW,  THEREFORE,  in  consideration  of the promises  and mutual  covenants contained  herein and other good and  valuable  consideration,  the  receipt and sufficiency  of  which is  hereby  acknowledged,  the  parties  hereby  agree as follows:

     1.   Term.

          1.1 Subject to the provisions of Section 7 and Section 1.2 hereof, the term of this  Agreement  (the "Term")  will  commence as of January 1, 2004 (the
"Effective Date") and terminate on December 31, 2005.

          1.2 This  Agreement  will renew  automatically  for successive one (1)
year terms  beginning  January  1, 2006,  unless  either  party  gives the other written  notice of  non-renewal  at least six (6) months prior to the end of any term.

          1.3 The  provisions  of Sections 4, 5 and 6, below,  will  survive and continue to be enforceable regardless of any termination of this Agreement.

     2.   Services.

          2.1 Watson shall consult with AIPC on such matters as may be requested by the Chief Executive Officer of AIPC from time to time.

          2.2 Watson will, to the reasonable  satisfaction of AIPC, at all times faithfully,  industriously, and to the best of Watson's ability, experience, and talents  perform  all of the  services  that may be  required of and from Watson pursuant to the terms hereof.

     3.   Compensation.

          3.1 Cash Compensation.  AIPC shall pay Watson, and Watson shall accept from AIPC,  in full payment for Watson's  services  hereunder,  an annual fee of
$25,000.  In addition,  the Company agrees to utilize Watson's  services under a consulting  arrangement  which will provide to Watson an  additional  amount for consulting services that when combined with the annual retainers of $25,000 (for two years) equals,  but does not exceed  $250,000.  In the event that all or any part of the  additional  $200,000 is not paid to Watson by December 31, 2005, it shall be paid to Watson on January 3, 2006.

          3.2 Employee Benefits.  AIPC agrees to cover the cost of COBRA benefit continuation  under  AIPC's  health,  medical,  supplemental  medical  and  life insurance  plans or programs  provided to the  Employee by Employer  pursuant to
Section 3.7 hereof  ("Employee  Welfare Plans") at the time of such  termination for  a  period  of  up to 18  months.  Should  the  cost  of  this  coverage  be characterized as taxable income to Watson, an additional payment will be made to cover the  individual  taxation on this  taxable  amount.  Should this  contract terminate  prior to the  18-month  period of time,  benefit  eligibility  ceases immediately.

          3.3  Reimbursement  of Business  Expenses.  AIPC  agrees to  reimburse
Watson for reasonable  travel and meal expenses  incurred in the  performance of
Watson's services.

          3.4 Stock Options and Restricted Shares.

               (a)  Prior to the execution of this Agreement,  Watson held 2,500 shares of Restricted  Stock,  with scheduled vesting through
                    August 27,  2005.  Subject to Watson's  compliance  with the terms  of  this  Agreement,  such  Restricted  Shares  shall continue  to be held by Watson  and shall  continue  to vest equally over an extended time period until August 27, 2007.

               (b)  Prior  to the  execution  of  this  Agreement,  Watson  held unvested  options to acquire  25,000  shares of AIPC  common stock. Subject to Watson's compliance with the terms of this
                    Agreement,  these  25,000  options  shall  continue  to vest during the "Term" of this agreement (December 31, 2005). Any of  such  options  not  vested  during  the  "Term"  will be cancelled and be null and void.

               (c)  Any  options  that have  vested  prior to or during the Term will be eligible for exercise throughout the Term as well as through the  Noncompetition  Period  (January 1, 2008).  Any vested  options  not  exercised  by  January 1, 2008 will be cancelled.

     4.   Non-Competition, Nonsolicitation and Nondisparagement.

          4.1 Watson  acknowledges and recognizes the highly  competitive nature of the business of AIPC and its  affiliates and  accordingly  agrees as follows:
from the day  hereof

                                      -2-

through January 1, 2008 (the "Noncompetition  Period"),  Watson will not, in any area in the world where AIPC  conducts  business,  directly or  indirectly  own, manage,  operate,  control, be employed by, consult with, or be connected in any manner with the ownership  (other than passive  investments of not more than one percent of the  outstanding  shares  of, or any other  equity  interest  in, any company or entity  listed or traded on a national  securities  exchange or in an over-the-counter  securities market),  management,  operation, or control of any business engaged in the production  and/or marketing of pasta products for human consumption. Such said businesses shall include, but not be limited to, Barilla,
New World Pasta and Dakota Growers.

          4.2 During the  Noncompetition  Period,  Watson  will not  directly or indirectly  induce or  attempt  to  induce  any  employee  of AIPC or any of its affiliates to engage in any activity in which Watson is prohibited from engaging by Section 4.1 hereof or to terminate his or her employment  with AIPC or any of its  affiliates,  will not  directly or  indirectly  assist or attempt to assist others in engaging in any of the  activities in which Watson is prohibited  from engaging by Section 4.1 hereof,  and will not directly or  indirectly  employ or offer employment to any person who was employed by AIPC or any of its affiliates unless  such  person  shall  have  ceased to be  employed  by AIPC or any of its affiliates for a period of at least 12 months.

          4.3 During the  Noncompetition  Period,  Watson  will not  directly or indirectly  induce or attempt to induce any  customer or supplier of AIPC or any of its  affiliates  to move,  reduce or not increase its trade or business  with
AIPC or any of its affiliates.

          4.4 (a) Watson  acknowledges  and agrees that  disparaging or critical statements made by Watson about AIPC or its board members, officers or employees would be uniquely  detrimental  to the  interests  of both  parties.  Therefore, during the  Noncompetition  Period,  Watson  agrees to refrain  from  making any disparaging or critical statements about AIPC or its board members,  officers or employees.

              (b) AIPC acknowledges and  agrees  that  disparaging  or  critical statements  made by AIPC, its board members,  officers or employees about Watson would be uniquely  detrimental  to the  interests  of both  parties.  Therefore, during  the  Non-competition  period,  AIPC,  its board  members,  officers  and employees  agree to refrain from making any  disparaging or critical  statements about Watson.

          4.5  Notwithstanding  any provision of this Agreement to the contrary, from and after any breach by Watson of the  provisions  of Section 4.1, 4.2, 4.3 or 4.4,  AIPC shall  cease to have any  obligations  to make  payments to Watson under this Agreement.  Watson  acknowledges  that the restrictions  contained in
Sections 4.1, 4.2, 4.3 and 4.4 are reasonable and appropriate.  However,  in the event that a court of competent  jurisdiction  determines that such restrictions are not  reasonable  and  therefore  unenforceable,  the parties agree that such court may modify the  restrictions  in order for,  but only to the least  extent necessary for, the  restrictions to be enforced by such court. In the event such court  finds  that any such  restriction  cannot  be  modified  so as to make it
enforceable,   such   restriction   may  be   deleted  by  such  court  and  the
enforceability of all other restrictions will be unaffected by such deletion.

                                      -3-

     5.     Confidentiality.  Watson  acknowledges  that, in and as a result of
Watson's  engagement  by  AIPC,  Watson  has been  and  will be  making  use of, acquiring,  and/or adding to  confidential  information  of a special and unique nature and value  relating to such  matters as AIPC's  trade  secrets,  systems, procedures,  manuals,  confidential reports, and lists of customers and/or other services  rendered by AIPC,  the  equipment  and methods  used and  preferred by
AIPC's  customers,  and  the  prices  paid  by  such  customers.  As a  material inducement  to AIPC to enter  into  this  Agreement,  and to pay to  Watson  the compensation referred to in Section 3 hereof, Watson covenants and agrees Watson shall  not,  at any time  during  or after  the  Term,  directly  or  indirectly disclose, divulge, or use for Watson's own benefit or purposes or the benefit or purposes of any other person,  firm,  partnership,  joint venture,  association, corporation,  or other business  organization,  entity, or enterprise other than
AIPC and any of its  subsidiaries or affiliates any trade secrets,  information, data,  or other  confidential  information  relating to  customers,  development programs,  costs,  prices,  marketing,  trading,  investment,  sales activities,
promotion,  credit  and  financial  data,  manufacturing  processes,   financing
methods,  plans,  or the  business  and  affairs  of  AIPC  generally  or of any subsidiary or affiliate of AIPC, provided, however, that the foregoing shall not apply to  information  that is not unique to AIPC or that is generally  known to the  industry or the public  other than as a result of breach of this  covenant.
Watson  agrees that,  upon  termination  of Watson's  engagement by AIPC for any reason,  Watson will return to AIPC immediately all memoranda,  books,  manuals, training  materials,  records,  computer  software,  papers,  plans,  contracts, agreements,  information,  letters,  and other data,  and all copies  thereof or therefrom,  in any way  relating  to the  business  of AIPC and its  affiliates, except that Watson may retain personal  notes,  notebooks,  and diaries.  Watson further  agrees that Watson will not retain or use for  Watson's  account at any time any trade names,  trademark, or other proprietary business designation used or owned in connection with the business of AIPC or its affiliates.

     6.   Specific Performance and Survival.

          6.1 Watson  acknowledges  and agrees that AIPC's remedies at law for a breach or  threatened  breach of any of the  provisions  of  Section 4 hereof or
Section 5 hereof would be inadequate  and, in recognition  of this fact,  Watson agrees that, in the event of such a breach or threatened  breach, in addition to any remedies at law, AIPC, without posting any bond, shall be entitled to obtain equitable  relief in the form of  specific  performance,  temporary  restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available.

          6.2 The  parties  agree  that  the  terms of  Sections  4, 5 and 6 are independent  of and separable  from the other  provisions of this  Agreement and that the  termination  of this  Agreement  for any  reason  will not  affect the continued  existence and  enforceability  of Sections 4, 5 and 6. Those Sections will survive and continue to be fully binding on and enforceable  against Watson and AIPC after any termination of this Agreement.

                                      -4-

     7.   Termination.

          7.1 AIPC may terminate  this Agreement at any time and with or without any cause or reason. If AIPC does so, any remaining compensation will be due and payable within 30 days of said termination date. Thereafter,  AIPC shall have no payment or other obligation to Watson.

          7.2  Watson  may  terminate  this  Agreement  at any  time and with or without  any cause or  reason.  If Watson  does so,  AIPC  shall have no further payment or other obligation to Watson.

          7.3 In the event of any termination of this Agreement,  the provisions of Sections 4, 5 and 6 shall survive and remain enforceable.

     8.   Miscellaneous.

          8.1 Burden and Benefit.  This  Agreement  shall be binding  upon,  and shall  inure  to the  benefit  of,  AIPC and  Watson,  their  respective  heirs, personal, and legal representatives, successors, and assigns.

          8.2 Governing  Law. In view of the fact that the  principal  office of
AIPC is located in the State of Missouri,  the parties understand and agree that the construction and  interpretation of this Agreement shall at all times and in all  respects be governed by the laws of the State of  Missouri,  that the state and  federal  courts  situated  in the State of  Missouri  shall have  exclusive jurisdiction over any claims arising under or in relation to this Agreement, and that the  parties  consent to  personal  jurisdiction  in such state and federal courts.

          8.3 Headings.  The headings of the Sections of this  Agreement are for reference  only and not to limit,  expand,  or otherwise  affect the contents of this Agreement.

          8.4 Entire Agreement;  Modification.  Except as to AIPC's Stock Option
Plans,  any  instrument  relating  to an  Option  or  Restricted  Share  granted thereunder and written agreements signed by both of the parties hereto from time to time after the date hereof,  this Agreement contains the entire agreement and understanding  by and between AIPC and Watson with respect to the subject matter hereof,  and  any  representations,  promises,  agreements,  or  understandings, written or oral, not herein contained shall be of no force or effect. No change, waiver,  or  modification  of any provision of this Agreement  shall be valid or binding  unless the same is in writing and duly  executed by both parties and no evidence of any waiver or modification  shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement,  or the rights or obligations of the parties hereunder,  unless such waiver or modification  is in writing,  duly executed as aforesaid, and the parties further agree that the provisions of this Section 8.4 may not be waived except as set forth herein.

          8.5 Waiver of Breach.  The waiver by AIPC of a breach of any provision of this Agreement by Watson shall not operate or be construed as a waiver of any subsequent breach by Watson.

                                      -5-

          8.6 Notice.  For the purpose of this Agreement,  notices and all other communications  provided for in the  Agreement  shall be in writing and shall be deemed  to have been  duly  given  when  delivered  or  mailed by United  States registered mail,  return receipt  requested,  postage prepaid,  addressed to the respective  addresses  set  forth  on the  execution  page  of  this  Agreement, provided,  however,  that all notices to AIPC shall be directed to the attention of the Board of  Directors of AIPC with a copy to the  Secretary of AIPC,  or to such other address as either party may have furnished to the other in writing in accordance herewith,  except that notice of change of address shall be effective only upon receipt.

          8.7  Withholding  Taxes.  AIPC may withhold  from any amounts  payable under this Agreement such federal,  state, and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

          8.8 Counterparts.  This Agreement may be signed in counterparts,  each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, AIPC and Watson have duly executed this Agreement as of the day and year first hereof written.

                                       WATSON:

                                       Signature: /s/ David E. Watson
                                                 -------------------------------
                                       Printed Name:  David E. Watson
                                       Address: 6708 N.W. Monticello Terrace
                                                Kansas City, MO  64152

                                       AMERICAN ITALIAN PASTA COMPANY

                                       By:  /s/ Timothy S. Webster
                                          --------------------------------------
                                       Printed Name:  Timothy S. Webster
                                       Address: 4100 North Mulberry Drive
                                                Suite 200
                                                Kansas City MO 64116-0696

                                      -6-